CONSENT OF INDEPENDENT AUDITORS

                                                                    EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Intelect Communications Systems Limited:


We consent to (a) the use of our report dated February 16, 1996 relating to the balance sheets of DNA Enterprises, Inc. as of December 31, 1995 and 1994 and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, incorporated herein by reference and included in the Form 8-K/A dated April 12, 1996, (b) the use of our report dated November 22, 1995 relating to the consolidated balance sheets of Intelect, Inc. and Subsidiaries as of April 24, 1995 and December 31, 1994 and 1993 and the related consolidated statements of operations and accumulated deficit and cash flows for the period from January 1, 1995 to April 24, 1995 and for each of the years in the two-year period ended December 31, 1994, incorporated herein by reference and included in the Form 8-K/A dated December 4, 1995, and (c) the references to our firm under the heading "Experts" in the prospectus.


                                                     /s/ KPMG Peat Marwick LLP



Dallas, Texas
October 31, 1996